                                                                    Exhibit 99.2

Contact:
Richard K. Davis
VP General Counsel
Datatec Systems
973-808-4000

                    DATATEC ADVISES OF CLASS ACTION LAWSUITS

FAIRFIELD, N.J. - February 13, 2004, Datatec Systems, Inc. (NASDAQ: DATCE) today announced that certain law firms have indicated the  commencement  of securities fraud class  action  lawsuits  against the  Company  and  certain  officers  and directors on behalf of certain  purchasers  of the Company's  common stock.  The
Company  believes  that the  lawsuits  are  without  merit and intends to defend itself vigorously.

ABOUT DATATEC SYSTEMS, INC.

Fairfield,  N.J.-based  Datatec  Systems  specializes in the rapid,  large-scale market  absorption of networking  technologies.  Datatec's  deployment  services model  includes  configuration,  integration,  and the rollout in support of new technology solutions using a "best practices"  structured process. Its customers include Fortune 1000 companies and  world-class  technology  providers.  Datatec stock is listed on the Nasdaq Stock Market (DATCE). For more information,  visit
HTTP://WWW.DATATEC.COM/

This Press Release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act  of  1934.  Such  forward-looking  statements  involve  risks  and uncertainties  that may cause the actual  results or objectives to be materially different from those expressed or implied by such forward-looking  statements as more fully  discussed in  Datatec's  filings  with the  Securities  and Exchange
Commission.

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